UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2015

Commission file number 001-32511
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IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(300) 790-0600

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 8, 2015, IHS Inc. (the “Company” or “we” or “us” or “our”) held its Annual Meeting of Stockholders in Englewood, Colorado. At that meeting, the stockholders considered and acted upon three proposals pursuant to the Notice of Annual Meeting of Stockholders and as described in more detail in the Company’s definitive proxy statement dated February 25, 2015 (the "Proxy Statement"). Of 68,782,864 shares eligible to vote as of February 13, 2015 (the "Record Date"), the holders of record of 61,677,374 shares were present at the meeting either in person or by proxy.

Proposal No. 1: Election of Directors. By the vote described below, the stockholders elected the following individuals as directors for three-year terms ending in 2018:

Director	For	Against	Abstain	Broker Non-Votes
Ruann F. Ernst	57,510,019	802,817	831,549	2,532,989
Christoph von Grolman	57,448,389	471,496	1,224,500	2,532,989
Richard W. Roedel	57,736,387	572,550	835,448	2,532,989

Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accountants. By the vote described below, the stockholders ratified the appointment of Ernst & Young LLP as our independent registered public accountants:

For	Against	Abstain	Broker Non-Votes
60,536,288	1,132,566	8,520	N/A

Proposal No. 3: Advisory Vote to Approve Executive Compensation. By the vote described below, the stockholders approved (on an advisory, nonbinding basis) the compensation of our named executive officers as disclosed in the proxy statement:

For	Against	Abstain	Broker Non-Votes
50,484,150	8,480,457	179,778	2,532,989

As approved by our stockholders at our 2011 Annual Meeting, and as approved by our Board of Directors, we will continue holding this advisory vote on an annual basis until the next required advisory vote on the frequency of such stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: April 13, 2015	By:	/s/ Stephen Green
Stephen Green
Executive Vice President, Legal and Corporate Secretary